UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2017 (August 20, 2017)

RAIT Financial Trust

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania		19103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:		(215) 207-2100

N/A

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 20, 2017, RAIT Financial Trust (“RAIT”) terminated the employment of Paul W. Kopsky, Jr. as Chief Financial Officer and Treasurer of RAIT. In connection with the termination of his employment, Mr. Kopsky will receive his base salary accrued through August 20, 2017 and all other benefits accrued and earned through August 20, 2017.

(c) On August 22, 2017, RAIT appointed Alfred J. Dilmore, age 35, to serve as Interim Chief Financial Officer and Interim Treasurer of RAIT, effective August 22, 2017. Mr. Dilmore will also continue to serve as RAIT’s Chief Accounting Officer.  Mr. Dilmore has served as RAIT’s Chief Accounting Officer since March 2016 and as RAIT’s Senior Managing Director-Accounting and Reporting from June 2015 to March 2016. Prior to joining RAIT, Mr. Dilmore was a director of accounting policy at the Federal Home Loan Mortgage Corporation, or Freddie Mac, a publicly-traded government-sponsored enterprise, from 2010 through June 2015. Prior to that, Mr. Dilmore worked at Deloitte & Touche LLP, a public accounting firm, in advisory and audit roles from 2003 to 2010 serving a variety of large financial institutions.

As Interim Chief Financial Officer and Interim Treasurer of RAIT, Mr. Dilmore will receive an annual base salary of $300,000 and will be eligible to receive annual bonuses in such amounts as the Compensation Committee of the Board of Trustees of RAIT may approve in its sole discretion.

There are currently no arrangements or understandings between Mr. Dilmore and any other person pursuant to which Mr. Dilmore was appointed to serve as RAIT’s Interim Chief Financial Officer and Interim Treasurer. Mr. Dilmore does not have any family relationship with any trustee or other executive officer of RAIT or any person nominated or chosen by RAIT to become a trustee or executive officer. Since the beginning of RAIT’s last fiscal year to the effective date of Mr. Dilmore’s appointment as RAIT’s Interim Chief Financial Officer and Interim Treasurer, neither Mr. Dilmore nor any member of his immediate family has been a participant, nor has Mr. Dilmore or any member of his immediate family had any direct or indirect material interest, in any transaction in which RAIT was or is to be a participant and the amount involved exceeded or exceeds $120,000.

(e) The disclosures included above in Items 5.02(b) and (c) with respect to the changes made to Mr. Dilmore’s compensatory arrangements and the amounts payable to Mr. Dilmore and Mr. Kopsky are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

August 24, 2017	By:	/s/ Scott L.N. Davidson

Name: Scott L.N. Davidson
Title: Chief Executive Officer and President